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Exhibit 24
NORTHRIM BANCORP INC.
POWER OF ATTORNEY

        We, the undersigned officers and directors of Northrim BanCorp Inc. hereby severally and individually constitute and appoint R. Marc Langland as the true and lawful attorney in fact for the undersigned, in any and all capacities, with full power of substitution, to sign the Registration Statement on Form S-8 covering the Company's Employee Stock Incentive Plan and Employee Stock Option and Restricted Stock Award Plan (the "Registration Statement"), and any and all amendments to the Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact may lawfully do or cause to be done by virtue of this appointment. Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacity indicated on February 7, 2002.

Signature	Title
/s/ LARRY S. CASH Larry S. Cash	Director
/s/ FRANK A. DANNER Frank A. Danner	Director
/s/ RONALD A. DAVIS Ronald A. Davis	Director
/s/ ANTHONY DRABEK Anthony Drabek	Director
/s/ CHRISTOPHER N. KNUDSON Christopher N. Knudson	Director
/s/ RICHARD L. LOWELL Richard L. Lowell	Director
/s/ IRENE SPARKS ROWAN Irene Sparks Rowan	Director
/s/ JOSEPH E. USIBELLI Joseph E. Usibelli	Director

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Exhibit 24 NORTHRIM BANCORP INC. POWER OF ATTORNEY